May 27, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are counsel to Dreyfus New York Municipal Cash Management
(the "Fund"), and in so acting have reviewed Post-Effective
Amendment No. 25 (the "Post-Effective Amendment") to the
Fund's Registration Statement on Form N-1A, Registration
File No. 33-42431. Representatives of the Fund have advised
us that the Fund will file the Post-Effective Amendment
pursuant to paragraph (b) of Rule 485 ("Rule 485")
promulgated under the Securities Act of 1933, as amended,
based on approval received from the Securities and Exchange
Commission (the "Commission") pursuant to Rule
485(b)(1)(vii). In connection therewith, the Fund has
requested that we provide this letter.

In our review of the Post-Effective Amendment, we have
assumed that the version of the Post-Effective Amendment
we reviewed substantially complies in all material
respects with the version filed with the Securities and
Exchange Commission via EDGAR.

Based upon the foregoing, we hereby advise you that the
Post-Effective Amendment does not include disclosure which
we believe would render it ineligible to become effective
pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP